UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Hanesbrands Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS TO HOLD VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

WINSTON-SALEM, N.C. (April 9, 2020) – Hanesbrands Inc. (NYSE: HBI) today announced that it will host its 2020 Annual Meeting of Stockholders via the Internet in virtual format only due to the public health and safety concerns during the COVID-19 pandemic.

As previously announced, the annual meeting will be held at 8 a.m. EDT Tuesday, April 28, 2020. The meeting will be held solely by means of remote communication in a virtual meeting format. Stockholders will not be able to attend the annual meeting in person.

Stockholders as of the close of business on Feb. 18, 2020, will be able to access the annual meeting webcast at www.virtualshareholdermeeting.com/HBI2020. To gain access to the meeting, stockholders will have to use the 16-digit control number provided on their proxy card, voting instruction form or notice of internet availability of proxy materials previously received. During the virtual meeting, stockholders will be able to listen to the proceedings of the meeting, ask questions, and vote their shares if they have not submitted proxies in advance. The virtual meeting website will contain participation instructions.

Whether or not stockholders plan to attend the virtual annual meeting, HanesBrands urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. To vote shares in person during the meeting, stockholders will be required to have the 16-digit control number provided on their proxy card, voting instruction form or notice of internet availability of proxy materials previously received.

The proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue be used to vote shares in connection with the annual meeting.

HanesBrands is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company markets T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear under some of the world’s strongest apparel brands, including Hanes and Champion. More information may be found at www.Hanes.com/corporate or https://newsroom.hanesbrands.com/.

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